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                                                                    EXHIBIT 99.1

[NASTECH LOGO]                                                      [MERCK LOGO]

       Nastech Pharmaceutical Company Inc. and Merck & Co., Inc. Announce Co-Development And Co-Promotion Alliance for Investigational PYY3-36 Nasal
                         Spray for Treatment of Obesity

BOTHELL, WASH. and WHITEHOUSE STATION, N.J., Sept. 27, 2004 - Nastech Pharmaceutical Company Inc. and Merck & Co., Inc. announced today that they have entered into a global alliance to develop and commercialize Peptide YY 3-36 Nasal Spray (PYY), Nastech's Phase I product for the treatment of obesity.

      Under the terms of the agreement, Nastech will receive an initial cash payment of $5 million and will be eligible to receive up to $131 million if all development milestones and approval milestones are achieved and up to $210 million in sales-related milestones. Nastech will also receive royalties on product sales. In addition, Merck will reimburse Nastech for manufacturing-related development activities and will purchase finished product from Nastech upon commercialization. Additional financial terms were not disclosed.

      Nastech and Merck will jointly develop PYY. Merck will assume primary responsibility for clinical and non-clinical studies and regulatory approval, while Nastech will be responsible for all manufacturing of PYY-related product. Merck will lead and fund commercialization, with Nastech having an option to co-promote the product in the United States.

      "Nastech's innovative research and development capabilities are reflected in its rapid advancement of PYY," said Peter S. Kim, Ph.D., president of Merck Research Laboratories. "Our alliance with Nastech recognizes the potential of PYY as a possible treatment for obesity, a disease with significant unmet medical need."

      "It is extremely encouraging to see groundbreaking research in obesity applied toward the development of potential treatments to target this epidemic," said Barbara Corkey, Ph.D., president of the North American Association for the Study of Obesity, the nation's leading scientific society dedicated to advancing research and treatment of obesity.

      "Nastech is honored to have formed an alliance with Merck, a company that has long enjoyed a reputation for high standards for ethical conduct and breakthrough medical research," said Steven C. Quay, M.D., Ph.D., chairman, president and chief executive officer of Nastech.

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"Our alliance with Merck represents a major step forward in meeting our key objective of forging collaborations with market leaders to advance our pipeline of innovative new drugs. We look forward to working with Merck to continue the rapid advancement of PYY."

ABOUT PYY

      The investigational PYY3-36 Nasal Spray, currently in Phase I development, is designed to deliver the natural, appetite-regulating hormone PYY directly to the bloodstream. Nastech has completed three Phase I clinical trials, each designed to answer specific questions regarding safety, tolerability, dosing and scheduling.

PYY AND OBESITY

      Peptide YY is a naturally occurring hormone that has been implicated as a physiologic inhibitor of food intake. PYY is produced by specialized endocrine cells (L-cells) in the gut after a person eats and is believed to trigger the feeling of satiety, or fullness. Because PYY is a protein, initial studies focused on PYY delivery by injection. Utilizing its proprietary drug delivery technology, Nastech developed the nasal spray formulation of PYY as a unique, non-invasive treatment option for obesity.

      Obesity is a leading health threat facing Americans and is the second leading cause of preventable death in the United States. Obesity is a chronic condition that affects millions of people and often requires long-term or invasive treatment to promote and sustain weight loss. It is estimated that approximately 127 million, or 64.5 percent, of adults in the United States are overweight and 60 million, or 30.5 percent, are obese. An estimated 400,000 deaths a year in the United States may be attributable to poor diet and physical inactivity.

CONFERENCE CALL AND WEB CAST

      Nastech management will host a conference call at 10 a.m. ET on Monday, Sept. 27, to discuss the collaboration and its PYY3-36 program. The dial-in number for participants in the Unites States and Canada is (800) 822-4794 and for international callers is (913) 981-4912. An audio replay of the call will be available for seven days beginning at 12 p.m. ET on Sept. 27. To access the replay, U.S. and Canadian residents should dial (888) 203-1112 and international callers should dial (719) 457-0820, referencing passcode 939714. A Web cast of this call will also be available for 30 days on Nastech's Web site at www.nastech.com.

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ABOUT NASTECH

      Nastech Pharmaceutical Company Inc. is an emerging pharmaceutical company dedicated to the development and commercialization of innovative drug delivery technologies and products. The company's proprietary technologies focus on the delivery of small and large molecule drugs by nasal administration. These drugs include peptides, proteins and RNAi therapeutics. Intranasal drug delivery may lead to greater drug efficacy, speed of action, safety, and patient compliance. Nastech is developing a diverse product portfolio across multiple therapeutic areas, including products targeted for the treatment of obesity, sexual dysfunction, pain management, and osteoporosis. Additional information about Nastech is available at www.nastech.com.

ABOUT MERCK

      Merck & Co., Inc. is a global research-driven pharmaceutical products company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

NASTECH FORWARD-LOOKING STATEMENT

      Statements made in this press release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Nastech to obtain additional funding;
(ii) the ability of Nastech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) Nastech's and/or a partner's ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (iv) Nastech's and/or a partner's ability to obtain required governmental approvals; and (v) Nastech's and/or a partner's ability to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Nastech's most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Nastech assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events.

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MERCK FORWARD-LOOKING STATEMENT

      This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck's business, particularly those mentioned in the cautionary statements in Item 1 of Merck's Form 10-K for the year ended Dec. 31, 2003, and in its periodic reports on Form 10-Q and Form 8-K (if any), which the company incorporates by reference.

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CONTACTS:

NASTECH:
Investor Contact:    Stacie D. Byars
                     (425) 908-3639
                     ir@nastech.com

BURNS MCCLELLAN:
Media Contact:       Kathy Jones, Ph.D.
                     (212) 213-0006

MERCK:
Media Contact:       Janet Skidmore
                     (908) 423-3046
                     janet_skidmore@merck.com

Investor Contact:    Michael Rabinowitz
                     (908) 423-5185
                     michael_rabinowitz@merck.com